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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Arlington Hospitality, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement
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For Immediate Release
CONTACT:                                              MEDIA CONTACT:
James B. Dale, Chief Financial Officer                Jerry Daly or Carol McCune
847-228-5401 x 361                                    703-435-6293
jimdale@arlingtonhospitality.com                      jerry@dalygray.com


         ARLINGTON HOSPITALITY, INC. ANNOUNCES 2003 ANNUAL MEETING DATE


         ARLINGTON HEIGHTS, Ill., September 30, 2003--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, today announced that the company will hold its annual meeting at 9 a.m. CST on Wednesday, October 29, 2003, at the company's headquarters located at 2355 S. Arlington Heights Rd., Arlington Heights, Ill.

         The record date for determination of shareholders entitled to vote at the meeting is September 22, 2003.

         Among the issues shareholders will vote on are the election of directors, the ratification of the company's independent auditors, a restricted stock plan for non-employee directors, a long-term incentive plan for employees, and a concurrent reverse split and forward split of the company's common stock. With respect to this last matter, the concurrent reverse/forward split, if approved by stockholders, will result in holders of less than 100 shares being redeemed by the company for cash without transaction costs. Stockholders owning less than 100 shares prior to the effective date who desire to maintain ownership in the company must purchase enough shares prior to the effective date so that they own 100 or more shares of common stock on the effective date of the split. The effective date will be 30 days after the annual meeting. For further details on

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these items, investors should refer to the company's proxy statement for this annual meeting. A copy of the proxy statement is available on the company's website at www.ArlingtonHospitality.com.

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels, primarily the AmeriHost Inn brand. Currently, Arlington Hospitality, Inc. owns or manages 68 properties in 17 states, including 59 AmeriHost Inn hotels, for a total of 5,024 rooms, with additional AmeriHost Inn & Suites hotels under development. The AmeriHost Inn brand is a mid-market, limited service hotel brand with approximately 100 properties located in 20 states and Canada.

         This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including, without limitation, risks relating to the development and operation of hotels, the timing, consummation and final terms of hotel sales, the availability of capital to finance growth, geopolitical events, competition and the historical cyclicality of the lodging industry. All forward-looking statements included in this press release are based on information available at the time of the release, and Arlington Hospitality assumes no obligation to update any forward-looking statement.


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